Exhibit 23.2

CONSENT OF TROUTMAN SANDERS LLP

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of this Registration Statement on Form F-1 of High Plains Uranium, Inc.

New York, New York
May 3, 2006	/s/ TROUTMAN SANDERS LLP